Ex - 10.1






                               RADISYS CORPORATION

                           DEFERRED COMPENSATION PLAN














                            Effective January 1, 2001

                                TABLE OF CONTENTS


                                                                         PAGE
                                                                        ------

ARTICLE I--PURPOSE AND Effective Date......................................1

ARTICLE II--DEFINITIONS....................................................1

  2.1      Account.........................................................1
  2.2      Administrative Committee........................................1
  2.3      Beneficiary.....................................................1
  2.4      Board...........................................................1
  2.5      Bonus...........................................................1
  2.6      Company.........................................................2
  2.7      Compensation....................................................2
  2.8      Deferral Commitment.............................................2
  2.9      Deferral Period.................................................2
  2.10     Determination Date..............................................2
  2.11     Director Fees...................................................2
  2.12     Disability......................................................2
  2.13     Earnings Index..................................................2
  2.14     Elective Deferred Compensation..................................2
  2.15     Eligible Stock Option...........................................3
  2.16     Employer........................................................3
  2.17     Option Gain.....................................................3
  2.18     Participant.....................................................3
  2.19     Participation Agreement.........................................3
  2.20     Plan............................................................3
  2.21     Rate of Return..................................................3
  2.22     Retirement......................................................3
  2.23     Salary..........................................................3
  2.24     Stock...........................................................4
  2.25     Stock Option Deferral...........................................4
  2.26     Stock Option Deferral Amount....................................4
  2.27     Unforeseen Emergency............................................4

ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS........................4

  3.1      Eligibility and Participation...................................4
  3.2      Form of Deferral................................................5
  3.3      Limitations on Deferral Commitments.............................5
  3.4      Commitment Limited by Termination...............................5
  3.5      Modification of Deferral Commitment.............................6




                                                                           (i)

ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS.................................6

  4.1      Accounts........................................................6
  4.2      Elective Deferred Compensation..................................6
  4.3      Matching Contribution...........................................6
  4.4      Pension Makeup..................................................6
  4.5      Allocation of Elective Deferred Compensation....................7
  4.6      Determination of Accounts.......................................7
  4.7      Vesting of Accounts.............................................7
  4.8      Statement of Accounts...........................................7

ARTICLE V--PLAN BENEFITS...................................................7

  5.1      Distributions Prior to Termination of Employment................7
  5.2      Distributions Following Termination of Service..................8
  5.3      Benefit Commencement............................................9
  5.4      Accelerated Distribution........................................9
  5.5      Deferred Payment of Benefit.....................................9
  5.6      Withholding for Taxes...........................................9
  5.7      Valuation and Settlement........................................9
  5.8      Payment to Guardian............................................10

ARTICLE VI--BENEFICIARY DESIGNATION.......................................10

  6.1      Beneficiary Designation........................................10
  6.2      Changing Beneficiary...........................................10
  6.3      No Beneficiary Designation.....................................10
  6.4      Effect of Payment..............................................10

ARTICLE VII--ADMINISTRATION...............................................10

  7.1      Committee; Duties..............................................10
  7.2      Agents.........................................................11
  7.3      Binding Effect of Decisions....................................11
  7.4      Indemnity of Committee.........................................11

ARTICLE VIII--CLAIMS PROCEDURE............................................11

  8.1      Claim..........................................................11
  8.2      Denial of Claim................................................11
  8.3      Review of Claim................................................12
  8.4      Final Decision.................................................12




                                                                           (ii)

ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN.............................12

  9.1      Amendment......................................................12
  9.2      Employer's Right to Terminate..................................13

ARTICLE X--MISCELLANEOUS..................................................13

  10.1     Unfunded Plan..................................................13
  10.2     Unsecured General Creditor.....................................13
  10.3     Trust Fund.....................................................14
  10.4     Nonassignability...............................................14
  10.5     Not a Contract of Employment...................................14
  10.6     Protective Provisions..........................................14
  10.7     Governing Law..................................................14
  10.8     Validity.......................................................14
  10.9     Notice.........................................................15
  10.10    Successors.....................................................15























                                                                           (iii)

                               RADISYS CORPORATION

                           DEFERRED COMPENSATION PLAN



                      ARTICLE I--PURPOSE AND EFFECTIVE DATE

         The purpose of this Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds upon the retirement or death of certain employees and Board members of Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan shall be effective as of January 1, 2001.


                             ARTICLE II--DEFINITIONS

         For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1      Account

         "Account" means the device used by Employer to measure and determine the amounts to be paid to a Participant under the Plan. Separate subaccounts may be maintained to properly reflect the Participant's balance and earnings thereon. A Participant's Account shall not constitute or be treated as a trust fund of any kind.

2.2      Administrative Committee

         "Administrative Committee" means the committee appointed to administer the Plan pursuant to Article VII.

2.3      Beneficiary

         "Beneficiary" means the person, persons or entity entitled under
Article VI to receive any Plan benefits payable after a Participant's death.

2.4      Board

         "Board" means the Board of Directors of the Company.

2.5      Bonus

         "Bonus" means any incentive compensation (including Executive Incentive Compensation, Design Win, Revenue, and MBO bonus payments) that is payable to a Participant in addition to the Participant's Salary.

2.6      Company

         "Company" means RadiSys Corporation, an Oregon corporation, or any successor to the business thereof.


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2.7      Compensation

         "Compensation" means the Salary, Bonus, and Option Gain that the Participant earns for services rendered to the Company.

2.8      Deferral Commitment

         "Deferral Commitment" means an election to defer Compensation made by a Participant pursuant to Article III and for which a separate Participation Agreement has been submitted by the Participant to the Administrative Committee.

2.9      Deferral Period

         "Deferral Period" means a calendar year.

2.10     Determination Date

         "Determination Date" means the last day of each calendar month.

2.11     Director Fees

         "Director Fees" means all Board and committee meeting fees payable to a Participant (before reduction for amounts deferred under the Plan). Director Fees do not include expenses, reimbursements, or any form of noncash compensation or benefits.

2.12     Disability

         "Disability" means a physical or mental condition which, in the opinion of the Administrative Committee, prevents the Participant from satisfactorily performing the Participant's usual duties for the Company. The Administrative Committee's decision as to Disability will be based upon medical reports and/or other evidence satisfactory to the Administrative Committee.

2.13     Earnings Index

         "Earnings Index" means a portfolio or fund selected by the Administrative Committee from time to time to be used as an index in calculating Rate of Return.

2.14     Elective Deferred Compensation

         "Elective Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

2.15     Eligible Stock Option

         "Eligible Stock Option" means one (1) or more nonqualified stock option(s) under a Company stock option plan that is determined by the Committee to be eligible for gain deferral pursuant to this Plan.


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2.16     Employer

         "Employer" means the Company or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Administrative Committee.

2.17     Option Gain

         "Option Gain" means the amount by which the fair market value of exercised options exceeds the exercise price.

2.18     Participant

         "Participant" means any eligible individual who has elected to defer Compensation under this Plan.

2.19     Participation Agreement

         "Participation Agreement" means the agreement submitted by a Participant (including the Benefit Payment Election Form) to the Administrative Committee prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.20     Plan

         "Plan" means this RadiSys Corporation Deferred Compensation Plan, as amended from time to time.

2.21     Rate of Return

         "Rate of Return" means the rate used to determine the amount credited monthly to a Participant's Account under Article IV. Such rate shall be determined by the Administrative Committee based upon the net performance of the Earnings Indices selected by the Participant.

2.22     Retirement

         "Retirement" means a Participant's voluntary termination of employment with Employer or termination of Board service on or after the Participant's attainment of age fifty (50) or after five (5) years of service.

2.23     Salary

         "Salary" means the Employee's base salary for the Plan Year. Salary excludes any other form of compensation such as restricted stock, proceeds from stock options or stock appreciation rights, severance payments, moving expenses, car or other special allowance, or any other amounts included in an Eligible Employee's taxable income that is not compensation for services. Deferral elections shall be computed before taking into account any reduction in taxable income by Salary reduction under Code Sections 125 or 401(k), or under this Plan.

2.24     Stock

         "Stock" means RadiSys Corporation Common Stock.


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2.25     Stock Option Deferral

         "Stock Option Deferral" means a stock-for-stock exercise of an Eligible Stock Option having an aggregate fair market value in excess of the total stock purchase price necessary to exercise such options.

2.26     Stock Option Deferral Amount

         "Stock Option Deferral Amount" means the amount of a Participant's Option Gains deferred in connection with an Eligible Stock Option exercise and Stock Option Deferral in accordance with Section 4.2(c) of this Plan.

2.27     Unforeseen Emergency

         "Unforeseen Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:

               (a) Through reimbursement or compensation by insurance or otherwise,

               (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

               (c) By cessation of deferrals under the Plan.


               ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS

3.1      Eligibility and Participation

               (a) Eligibility. Eligibility to participate in the Plan is limited to Board members and executives who are Vice Presidents, Directors, Director Equivalents, or as selected by the Administrative Committee. Executives must elect to defer the maximum permissible annual pretax deferral under the 401(k) Savings Plan before participating in this Plan.

               (b) Participation. Eligible employees and Board members may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Administrative Committee by December 31 of the calendar year immediately preceding the Deferral Period.





PAGE 4 - DEFERRED COMPENSATION PLAN
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               (c) Part-Year Participation. When an employee first becomes eligible to defer Compensation during a Deferral Period, a Participation Agreement must be submitted to the Administrative Committee no later than thirty (30) days following notification to the employee of eligibility to defer, and such Participation Agreement shall be effective only with regard to Compensation earned or payable following the submission of the Participation Agreement to the Administrative Committee.

3.2      Form of Deferral

         A Participant may elect Deferral Commitments in the Participation Agreement as follows:

               (a) Salary Deferral Commitment. A Salary Deferral Commitment shall be related to the Salary payable by Employer to a Participant during the Deferral Period. The amount to be deferred shall be stated as a flat percentage or dollar amount.

               (b) Bonus Deferral Commitment. A Bonus Deferral Commitment shall be related to any Bonus payable to the Participant during the Deferral Period. The amount to be deferred shall be stated as a flat percentage or dollar amount.

               (c) Stock Option Deferral Commitment. To the extent permitted by the Committee, a Participant may elect to defer into his or her Stock subaccount all or a portion of his or her Option Gain, subject to such terms and conditions as the Committee may establish.

               (d) Director Fees Deferral Commitment. A Director Fees Commitment shall relate to the Director Fees payable by the Company to a Participant during the Deferral Period. The amount to be deferred shall be stated as a flat percentage or dollar amount.

3.3      Limitations on Deferral Commitments

         The following limitations shall apply to Deferral Commitments:

               (a) Minimum. The minimum Salary deferral amount shall be five thousand dollars ($5,000) per year and, for Director Fee deferrals, the amount shall be two thousand four hundred dollars ($2,400).

               (b) Maximum. The maximum deferral amount shall be ninety percent (90%) of Salary and one hundred percent (100%) of Bonus or Director Fees.

               (c) Changes in Minimum or Maximum. The Administrative Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Administrative Committee's action.

3.4      Commitment Limited by Termination

         If a Participant terminates employment with Employer prior to the end of the Deferral Period, the Deferral Period and the Deferral Commitment shall end at the date of termination.


PAGE 5 - DEFERRED COMPENSATION PLAN
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3.5      Modification of Deferral Commitment

         Participants may change, suspend or resume their Deferral Commitments in accordance with rules established by the Administrative Committee, provided that the modification applies only to a Salary, Bonus, Director Fee or Stock Option Deferral payment that is not yet payable.


                   ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS

4.1      Accounts

         For record keeping purposes only, an Account shall be maintained for each Participant. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Participant's election of Earnings Indices and total vested or nonvested Account balances. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.2      Elective Deferred Compensation

               (a) A Participant's Elective Deferred Compensation shall be credited to the Participant's Account at the same time the corresponding nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess reducing the amount to be credited to the Participant's Account.

               (b) As soon as practicable after Stock would have otherwise been issued to the Participant in connection with the exercise of an Eligible Stock Option, the Committee shall credit a Stock subaccount of the Participant's Account with shares of Phantom Stock with a value equivalent to the Option Gain which has been deferred by the Participant in accordance with the Participant's election; that is, the portion of the Participant's Option Gain that the Participant has elected to defer shall be credited to the Stock subaccount of the Participant's Account.

4.3      Matching Contribution

         If a Participant defers the maximum elective percentage into the qualified 401(k) Savings Plan, the Employer shall credit a matching contribution to the Participant's Account equal to any matching contribution which would have been credited to the Participant's 401(k) Savings Plan but for the Participant's participation in this Plan.

4.4      Pension Makeup

         The Employer shall restore an amount equal to any reduction in a Participant's Qualified Pension Plan benefits resulting from deferrals under this Plan to the extent that the Qualified Pension Plan benefits are not restored by any other plan or agreement provided by the Employer.


PAGE 6 - DEFERRED COMPENSATION PLAN
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4.5      Allocation of Elective Deferred Compensation

               (a) At the time a Participant completes a Deferral Commitment for a Deferral Period, the Participant shall also select the Investment Index or Indices in which the Participant wishes to have the deferrals deemed invested. The Participant may select any combination of Investment Indices as long as at least five percent (5%), in whole percentages, is credited to each of the Investment Indices selected.

               (b) A Participant may change the amounts allocated to the Investment Indices on the first day of each calendar quarter, provided that the Participant submitted notice of the change at least ten (10) days before the first day of the calendar quarter. The change may apply to prospective deferrals only or may include current account balances. However, any amount allocated to the Participant's Stock subaccount from Salary, Bonus and Director Fee Deferrals or a Stock Option Deferral may not be reallocated.

               (c) Changes in Notice and Frequency. The Administrative Committee may change the notice requirement and frequency by which Participants can reallocate their accounts from time to time by giving written notice to all Participants.

4.6      Determination of Accounts

         Each Participant's Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's Elective Deferred Compensation credited during the period, plus earnings, minus the amount of any distributions made since the immediately preceding Determination Date.

4.7      Vesting of Accounts

         Each Participant shall be one hundred percent (100%) vested at all times in the Participant's Elective Deferred Compensation and any earnings thereon. Any matching or makeup contributions under Sections 4.3 and 4.4 shall vest pursuant to the vesting schedule of the underlying qualified plan.

4.8      Statement of Accounts

         The Administrative Committee shall give to each Participant a statement setting forth the balances in the Participant's Account on a quarterly basis and at such other times as may be determined by the Administrative Committee.


                            ARTICLE V--PLAN BENEFITS

5.1      Distributions Prior to Termination of Employment

         A Participant's Account may be distributed to the Participant prior to termination of employment as follows:

               (a) Scheduled Early Withdrawals. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred (and earnings thereon) pursuant to that Participation Agreement in from two (2) to five (5) substantially equal annual installments or a single lump sum commencing the first January 1 and on each subsequent January 1 follow

PAGE 7 - DEFERRED COMPENSATION PLAN

         -ing the date specified in the election. Such date shall not be sooner than three (3) years after the date the Deferral Period commences.

               (b) Hardship Withdrawals. Upon a finding that a Participant has suffered an Unforeseen Emergency, the Administrative Committee may, in its sole discretion, make distributions from the Participant's Account. The amount of such a withdrawal shall be limited to the amount the Administrative Committee determines to be reasonably necessary to meet the Participant's needs resulting from the Unforeseen Emergency. If any payment is made due to Unforeseen Emergency, any existing Deferral Commitment shall be null and void and the Participant shall not be permitted to make any Deferral Commitment for twelve (12) months. Any hardship withdrawal distribution shall be payable in a single lump sum within thirty (30) days after the Administrative Committee approves such payment.

5.2      Distributions Following Termination of Service

               (a)    Retirement or Disability Benefit.

                      (i) Benefit Amount. If a Participant terminates service
               with Employer due to Retirement or Disability, Employer shall pay to the Participant a benefit equal to the balance in the Participant's Account.

                      (ii) Form of Benefit. Subject to Section 5.2(a)(iii),
               benefits under this Section 5.2(a) shall be paid in the form selected by the Participant in the Participation Agreement. Optional forms of payment include a lump-sum payment or substantially equal annual installments of the Account amortized over a period of up to fifteen (15) years. The initial payment shall be within sixty (60) days of termination and all subsequent payments, if any, shall be in January. As of each January 1, the amount to be distributed in installment payments for that year shall be determined by dividing the Participant's Account balance as of the preceding December 31 by the remainder of the installment periods.

                      (iii) Small Accounts. Notwithstanding Section 5.2(a)(ii),
               if a Participant's Account is less than fifty thousand dollars ($50,000) on the Retirement date, the Administrative Committee, in its sole discretion, may pay the benefit under Section 5.2(a) in a lump sum.

                      (iv) Change in Form of Payment. Notwithstanding the above, a Participant may elect to file a change of payment designation which shall supersede the prior form of payment designation in the Participation Agreement for any one (1) or more Deferral Periods. If the Participant's most recent change of payment designation has not been filed thirteen (13) calendar months prior to the year of termination, the prior election shall be used to determine the form of payment.

               (b)    Death Benefit.

                      (i) Preretirement. If a Participant terminates employment
               with Employer due to death, Employer shall pay to the Participant's Beneficiary a lump-sum benefit equal to the vested balance in the Participant's Account.

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                      (ii) Postretirement. If a Participant dies following the
               Participant's Retirement, Employer shall continue to pay any remaining benefit payments to the Participant's Beneficiary in the form previously elected by the Participant for Retirement benefits.

               (c) Termination Benefit. If a Participant terminates employment with Employer for any reason other than Retirement, Disability, or death, Employer shall pay to the Participant a lump-sum benefit equal to the balance in the Participant's Account.

               (d) All balances in a Participant's Stock subaccount shall be paid in Stock. All other Participant subaccounts shall be paid in cash.

5.3      Benefit Commencement

         Benefits shall commence as soon as practical after termination but in no case more than sixty (60) days after termination.

5.4      Accelerated Distribution

         Notwithstanding any other provision of the Plan, at any time a Participant shall be entitled to receive, upon written request to the Administrative Committee, a lump-sum distribution equal to ninety percent (90%) of the Account balance as of the Determination Date immediately preceding the date on which the Administrative Committee receives the written request. The remaining balance shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within thirty (30) days following the receipt of the notice by the Administrative Committee from the Participant. Such Participant shall not be eligible to participate in the Plan for a period of one (1) year from the date of distribution.

5.5      Deferred Payment of Benefit

         If part of a Participant's compensation is not deductible under IRC
Section 162(m), then RadiSys may require the Participant to defer payment of benefits under this Article to avoid the limitation set forth in Section 162(m). Any deferred benefits under this Section shall be distributed to the Participant in the first calendar year such amounts would not exceed the limitation as set out in IRC Section 162(m).

5.6      Withholding for Taxes

         To the extent required by the law in effect at the time payments are made, Employer shall withhold from payments made hereunder any taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines are reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405 of the Internal Revenue Code, or any successor provision thereto.

5.7      Valuation and Settlement

         The amount of a lump-sum payment and the initial installment payment shall be based on the value of the Participant's Account on the Determination Date immediately preceding the lump-sum payment or commencement of installment payments.


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5.8      Payment to Guardian

         The Administrative Committee may direct payment to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Administrative Committee may, in it sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Administrative Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Administrative Committee from all liability with respect to such benefit.


                       ARTICLE VI--BENEFICIARY DESIGNATION

6.1      Beneficiary Designation

         Each Participant shall have the right, at any time, to designate a Beneficiary (both primary as well as contingent) to whom benefits under this Plan shall be paid if a Participant dies prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Administrative Committee, and will be effective only when filed with the Administrative Committee during the Participant's lifetime.

6.2      Changing Beneficiary

         Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Administrative Committee. The filing of a new Beneficiary designation shall cancel all Beneficiary designations previously filed. If a Participant's Compensation is community property, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

6.3      No Beneficiary Designation

         In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

6.4      Effect of Payment

         Payment to the Beneficiary shall completely discharge Employer's obligations under this Plan.


                           ARTICLE VII--ADMINISTRATION

7.1      Committee; Duties

         The Plan shall be administered by an Administrative Committee consisting of three (3) members as may be appointed from time to time by the Board. The Administrative Committee shall have the authority to interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including determination of eligibility and interpretations of the Plan, as may arise in such administration. A majority vote of the Administrative Committee members in office at the time of the vote shall control any decision. The required majority action

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may be taken either by a vote at a meeting or without a meeting by a signed memorandum. Meetings may be conducted by telephone conference call. The Administrative Committee may, by majority action, delegate to one or more of its members the authority to execute and deliver in the name of the Administrative Committee all communications and documents which the Administrative Committee is required or authorized to provide under this Plan. Any party shall accept and rely upon any document executed in the name of the Administrative Committee. Members of the Administrative Committee may be Participants under this Plan.

7.2      Agents

         The Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3      Binding Effect of Decisions

         The decision or action of the Administrative Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4      Indemnity of Committee

         The Company shall indemnify and hold harmless the members of the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Administrative Committee, except in the case of gross negligence or willful misconduct.


                         ARTICLE VIII--CLAIMS PROCEDURE

8.1      Claim

         Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrative Committee which shall respond in writing within thirty (30) days.

8.2      Denial of Claim

         If the claim or request is denied, the written notice of denial shall state:

               (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

               (b) A description of any additional material or information required and an explanation of why it is necessary.

               (c) An explanation of the Plan's claim review procedure.

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8.3      Review of Claim

               (a) Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Administrative Committee. The claim or request shall be reviewed by the Administrative Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

               (b) Such notice shall be made within the lesser of ninety (90) days of notice of denial or one hundred twenty (120) days of the original written claim.

8.4      Final Decision

         The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


                  ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1      Amendment

               (a) The Company may amend the Plan at any time and from time to time by written instrument. Except as provided in (b) below, the power to amend may be executed only by the Board.

               (b) The Administrative Committee may adopt any technical, clerical, conforming or clarifying amendment or other change, provided:

                      (i) The Administrative Committee deems it necessary or
               advisable to:

                             (A) Correct any defect, supply any omission or
                      reconcile any inconsistency in order to carry out the intent and purposes of the Plan;

                             (B) Maintain the Plan's status as a "top-hat" plan
                      for purposes of ERISA; or

                             (C) Facilitate the administration of the Plan;

                      (ii) The amendment or change does not, without the consent of the Board, materially increase the cost to the Employer of maintaining the Plan; and

                      (iii) Any amendment adopted by the Administrative
               Committee shall be in writing, signed by a member of the Committee and promptly reported to the Board.

               (c) To the extent permitted under subsection (e) below, amendments may have an immediate, prospective or retroactive effective date.

               (d) Amendments do not require the consent of any Participant or Beneficiary.

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

               (e)    Amendments are subject to the following limitations:

                      (i) Preservation of Account Balance. No amendment shall
               reduce the amount credited or to be credited to any Account as of the date notice of the amendment is given to Participants.

                      (ii) Changes in Earnings Rate. If the Plan is amended so
               that the Earnings Index is not used to calculate the Rate of Return, the rate of earnings to be credited to the Participant's Account shall not be less than the monthly equivalent of the average nominal annual yield on three (3) month Treasury bills for the applicable Determination Period.

9.2      Employer's Right to Terminate

         The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Employer.

               (a) Partial Termination. The Board may partially terminate the Plan by instructing the Administrative Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

               (b) Complete Termination. The Board may completely terminate the Plan by instructing the Administrative Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and Employer shall pay out each Account. Payment shall be made in the form designated by the Participant at the time of deferral.

         Payments shall commence within sixty (60) days after the Board terminates the Plan and earnings shall continue to be credited on the unpaid Account balance.


                            ARTICLE X--MISCELLANEOUS

10.1     Unfunded Plan

         This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.2     Unsecured General Creditor

         Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other party for payment of benefits under this Plan. Any life insurance policies, annuity contracts or other property purchased by Employer in connection with this Plan shall remain its general, unpledged and unrestricted assets. Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

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
10.3     Trust Fund

         At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Employer may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

10.4     Nonassignability

         Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5     Not a Contract of Employment

         This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.6     Protective Provisions

         A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

10.7     Governing Law

         The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

10.8     Validity

         In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.






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
10.9     Notice

         Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Administrative Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

10.10    Successors

         The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

                                            RADISYS CORPORATION


                                       By:
                                            -----------------------------------
                                            Its:

                                     Dated:
                                            -----------------------------------























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